Exhibit 10.2
PROMISSORY NOTE

$5,000,000.00	Date: December 22, 2010
          FOR VALUE RECEIVED, SIR Park Place, LLC, an Iowa limited liability company, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Borrower”), absolutely and unconditionally promises to pay to the order of Ames Community Bank, with offices at 925 Gateway Drive, Grimes, Iowa 50111 (“Lender”), the principal sum of FIVE MILLION AND NO/100’s DOLLARS ($5,000,000.00), with interest on the unpaid principal balance to be computed from the date of this Promissory Note (this “Note”) at the Applicable Interest Rate (as defined below), in lawful money of the United States of America, in immediately available funds, which shall at the time of payment be legal tender for payment of all debts and dues, public and private.
     1. PAYMENTS.
          1.1. Payments. The principal, interest and all other sums due under this Note shall be payable at the office of Lender as set forth above, or at such other place as Lender may from time to time designate in writing, as follows: Commencing on January 1, 2011 (“First Payment Date”), and on the first day of each month thereafter (each a “Scheduled Payment Date”) until the Maturity Date, Borrower shall make interest only payments at the Applicable Interest Rate in the amount of all interest accrued during the immediately preceding calendar month.
               (a) All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.
               (b) Additionally, payments shall be made on this Note as provided by the Loan Agreement and the other Loan Documents.
               (c) Unless extended pursuant to the provisions of this Note, the entire outstanding principal balance of this Note, together with accrued and unpaid interest and any other amounts due under this Note including all accrued interest and all other payment Obligations of Borrower shall become due on December 31, 2013 (the “Maturity Date”).
          1.2. Applicable Interest Rate. Interest shall be fixed at 5.25% per annum, except that during any extension period the interest rate shall be as set forth in Section 7.2(a) below.
     NOTICE: UNDER NO CIRCUMSTANCES WILL THE INTEREST RATE ON THIS NOTE BE MORE THAN THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW. In the event any rate change would result in a rate which would violate applicable law, the interest rate shall be adjusted to equal the highest rate allowed by applicable law. Borrower represents and warrants that this transaction is exempt from the usury laws of the State of Iowa, and intends Lender to rely upon this representation.

          1.3 Computation. Interest on the principal sum of this Note shall be calculated on the basis of a 360-day year.
          1.4 Determination. Payments under this Note or any other Loan Document shall be made in federal funds immediately available in the place designated for payment which must be received by Lender prior to 2:00 p.m. local time at said place of payment. Payments so made shall be considered by Lender as having been received prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business.
          1.5 Making of Payments. Each payment by Borrower hereunder or under the Loan Agreement or any other Loan Document shall be made in funds immediately available to Lender on the date such payment is due from such Borrower to Lender, without presentment, demand, protest or notice of any kind, all such notices being hereby waived and without setoff, counterclaim or other deduction of any nature. Whenever any payment hereunder or under the Loan Agreement or any other Loan Document shall be stated to be due on a day which is not a Business Day such payment shall be made on the next following Business Day.
          1.6 Application. Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note or the other Loan Documents, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due).
          1.7. Definitions. All capitalized terms used in this Note without definition shall have the meanings assigned to such terms in the Loan Documents, all of the terms of such Loan Documents being hereby incorporated into and made part of this Note by reference for all purposes. Additionally, for purposes of this Note, the following terms shall have the following meanings:
          “Default Rate” has the meaning given thereto in Section 2.4.
          “Interest Accrual Period” means the calendar month.
          “Loan Agreement” means that certain Loan Agreement dated as of even date herewith between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
     2 DEFAULT.
          2.1 Late Fee. If any sum payable under this Note or any other Loan Document is not paid on or before the fifth (5th) day after the date due, Borrower shall pay a Late Fee of five percent (5%) of the payment due that shall be added to the amount of principal and interest due with each such late payment. The parties acknowledge and agree that the Late Fee is not a penalty but is intended to defray costs and expenses incurred by Lender in connection with each such late payment. If the amount noted herein is prohibited or restricted by Legal Requirements, the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be added to each such payment and shall be secured by the Security Instrument and the other Loan Documents.
          2.2 Remedies. Upon the commencement of an Event of Default, the entire outstanding principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under this Note, the Security Instrument or any of the other Loan Documents, or any portion thereof shall without notice become immediately due and payable at the option of Lender upon the occurrence of any Event of Default as defined in the Loan Agreement or in any of the Loan Documents. Time is of the essence in this Note, the Security Instrument and the other Loan Documents. If Borrower’s obligations under this Note or any of the other Loan Documents to which it is a party are enforced by Lender through an attorney-at-law, or any payment due under this Note or the other Loan Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all costs incurred by Lender in connection therewith, including, but not limited to, internal administrative costs, reasonable attorneys’ fees and disbursements (whether with respect to a retained firm or, to the extent permitted by applicable law, Lender’s in-house staff), collection agency costs, whether or not suit be brought, and any and all costs or fees arising as a result of the filing of or during the course of any case under any Bankruptcy Laws (as defined in the Loan Agreement) with respect to any of the Borrower Parties.
          2.3. Copy of Note. If a copy of this Note, verified by an affidavit, shall be filed in any proceeding, it will not be necessary to file the original. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.
          2.4 Default Rate. Upon the occurrence of an Event of Default, Lender shall be entitled to receive, and Borrower shall pay interest on, the entire unpaid principal sum at the rate of 10% per annum (the “Default Rate”) on all amounts due to Lender from Borrower pursuant to this Note. The Default Rate shall be automatically computed from the occurrence of the Event of Default and shall remain in effect until the actual receipt and collection of this Note in full has been accomplished and all other amounts due to Lender from Borrower pursuant to this Note or other Loan Documents have been fully paid or, if permitted by Lender, the date upon which such Event of Default is cured. This charge shall be added to this Note, and shall be deemed secured by the Security Instrument and the other Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of any payment due pursuant to this Note including, but not limited to, the Maturity Date, or to the payment of any other sums payable under the Loan Documents, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. In the event the Default Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.
          2.5 Post-Judgment. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note or the other Loan Documents (including foreclosure of the Security Instrument) until such judgment amount is irrevocably paid in full at a rate equal to the greater of (a) the Default Rate or (b) the highest legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged by Lender or collected from any Borrower under applicable law.
     3 REMEDIES CUMULATIVE. THE REMEDIES AVAILABLE TO LENDER UNDER THIS NOTE AND IN THE OTHER LOAN DOCUMENTS, OR AT LAW OR IN EQUITY, SHALL BE CUMULATIVE AND CONCURRENT, AND MAY BE PURSUED SINGLY, SUCCESSIVELY OR TOGETHER IN LENDER’S SOLE DISCRETION AND AS OFTEN AS OCCASION THEREFOR SHALL ARISE EXCEPT AS PROVIDED IN THE LOAN AGREEMENT.
     4 PREPAYMENT. Borrower may prepay without penalty all or a portion of the amount owed earlier than it is due. Early payments may reduce the principal balance and the amount of interest due. Borrower shall have sole discretion to direct how any early payments are applied, provided that Borrower is current on all interest payments.
     5 SECURITY. The indebtedness evidenced by this Note is governed by the Loan Agreement and the obligations created thereby (including without limitation the amounts authorized by Section 2 to be collected by Lender) are secured by, among other things, the Security Instrument and other Loan Documents.
     6 GENERAL
          6.1 Written Amendment Only. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the Borrower and Lender.
          6.2 Certain Waivers. Except for any notices specifically required by the Loan Agreement, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Loan or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the other Loan Documents made by agreement between Lender and any Person other than Borrower shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, or any other Person who may become liable for the payment of all or any part of the Debt, under this Note and the other Loan Documents. Lender may release any guarantor or indemnitor of the Loan from liability, in every instance without the consent of the Borrower hereunder, and without waiving any rights the Lender may have hereunder, under the other Loan Documents.
          6.3 Severability. If any provision or obligation under this Note and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision or obligation shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision or obligation had never been a part of the Loan Documents.
          6.4 Notices. All notices or other written communications hereunder shall be given and become effective as provided in the Loan Agreement.
          6.5 Set-Off Preference. Except as expressly provided to the contrary in this Note or the Loan Documents, Borrower is and shall be obligated to pay principal, interest and any and all other amounts for which such Borrower is liable which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
          6.6 Successors and Assigns. The terms and provisions hereof shall be binding upon, and inure to the benefit of, Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns, whether by voluntary action of the parties or by operation of law. As used in this Note and the other Loan Documents, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns (no right to assign on the part of Borrower being implied hereby), whether by voluntary action of the parties or by operation of law.
          6.7 Interpretation. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Note unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation. Whenever the context requires, each gender shall include all other genders.
          6.8 Waiver of Claims/Trial by Jury. BORROWER HEREBY RELEASES ANY CLAIM AGAINST LENDER AS SET FORTH IN THE LOAN DOCUMENTS. FURTHER, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR

AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
          6.9 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF IOWA
          6.10 VENUE/JURISDICTION. ANY ACTION BETWEEN THE PARTIES SHALL BE COMMENCED AND SHALL BE UNDERTAKEN IN THE IOWA DISTRICT COURT WHERE THE PROPERTY THAT IS THE SUBJECT OF THE SECURITY INTEREST IS LOCATED AND EACH PARTY HEREBY SUBMITS ITSELF TO THE JURISDICTION OF SAID COURT.
          6.11 COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
     7 EXTENSION OPTIONS. Lender grants Borrower two (2) options to extend the Maturity Date of this Note for successive periods of one (1) year each, upon and subject to the terms and conditions in this Section 7. In the event of such extension, the date as so extended shall be deemed the “Maturity Date.”
          7.1 Basic Conditions. Unless otherwise agreed by Lender in writing,
          (a) Borrower shall exercise an extension, if at all, by written notice to Lender not less than ten (10) days prior to the Maturity Date.
          (b) At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default under any Loan Document.
          (c) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, environmental audit and legal fees; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

          (d) Borrower shall satisfy all applicable regulatory requirements, including appraisal requirements, with respect to the extension.
          (e) Lender shall have been provided with an updated Title Opinion on the Property
          (f) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to. 25% of the then outstanding principal balance hereunder.
          If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.
          7.2 Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):
          (a) Interest Rate. The Applicable Interest Rate shall adjust on the first day such extension period becomes effective (i.e., on December 31, 2013 and December 31, 2014), to a rate which is then equal to the One-Year Federal Home Loan Bank of Des Moines rate plus 3.75%, provided, however, such interest rate shall never be below 5.0% or above 6.5%.
          (b) Payments. Commencing on the effective date of the first extension period, until the Maturity Date, Borrower shall make payments of principal and accrued interest at the Applicable Interest Rate, with principal being amortized on a 30 year basis, and with all principal and accrued interest due and payable in full on the Maturity Date.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.
By signing below, the parties hereto acknowledge that it concurrently received of a copy of the documents and each document referenced herein.
          IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.
[Signature Pages Follow]

Signature Page — Promissory Note

BORROWER: SIR Park Place, LLC, an Iowa limited liability company by: Steadfast Income Advisor, LLC, its Manager
By:	/s/ James Kasim
	Name:	James Kasim
	Title:	Chief Financial Officer

STATE OF _____________	)
) SS.
COUNTY OF _________	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________ of Steadfast Income Advisor, LLC, the Manager of SIR Park Place, LLC.
[See Attached Certificate]
Notary Public in and for the State of ______

ACKNOWLEDGED AND APPROVED SUBJECT TO THE TERMS AND LIMITATIONS OF THAT CERTAIN GUARANTY OF EVEN DATE HEREWITH BY THE UNDERSIGNED GUARANTOR IN FAVOR OF LENDER, INCLUDING WITHOUT LIMITATION THE LIMIT ON GUARANTOR’S LIABILITY OF THE LESSER OF ONE MILLION DOLLARS OR THE GUARANTEED PAYMENT:

GUARANTOR: Steadfast Income REIT, Inc.
By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chief Executive Officer

STATE OF _____________	)
) SS.
COUNTY OF _________	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________ of Steadfast Income REIT, Inc.
[See Attached Certificate]
Notary Public in and for the State of ______